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                                                                    Exhibit 23.2



                  Consent of Marshall Miller & Associates, Inc.

The Board of Directors
Alpha Natural Resources, Inc.

      Marshall Miller & Associates, Inc. hereby consents to the references to our firm in the form and context in which they appear in Amendment No. 1 to the Form S-1 Registration Statement (the "Form S-1"). We hereby further consent to the use of information contained in our report, dated as of September 16, 2005, setting forth the estimates of the coal reserves of the Nicewonder Coal Group in the Form S-1.

                              Marshall Miller & Associates, Inc.

                              By:    /s/ K. Scott Keim
                                  ----------------------------------------------

                              Name:  K. Scott Keim
                                  ----------------------------------------------

                              Title: President
                                  ----------------------------------------------


December 1, 2005